UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway, Suite 100

Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

(770) 240-7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GPK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On November 9, 2021, Graphic Packaging Holding Company announced that Graphic Packaging International, LLC, its primary operating subsidiary (the “Company”), has entered into an agreement to sell $400.0 million aggregate principal amount of its senior notes due 2030 (the “Dollar Notes”) and €290.0 million aggregate principal amount of its senior notes due 2029 (the “Euro Notes” and, together with the Dollar Notes, the “Senior Notes”) in a private offering in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended. The Dollar Notes will bear interest at an annual rate of 3.750% and the Euro Notes will bear interest at an annual rate of 2.625%. The Senior Notes will be issued at par. The Company expects to close the offering on or about November 19, 2021, subject to the satisfaction of customary closing conditions. The Company expects to use the proceeds from the offering of the Dollar Notes to repay in full the borrowing under the Incremental Term A-4 Loan under the Fourth Amended and Restated Credit Agreement, by and among the Company and certain of its subsidiaries as Borrowers, the lenders and agents named therein, and Bank of America, N.A., as Administrative Agent, dated as of April 1, 2021 (the “Fourth Amended and Restated Credit Agreement”), which was incurred to finance the November 1, 2021 acquisition of 100% of the shares of AR Packaging Group AB, a Swedish limited liability company and a leader in fiber-based consumer packaging for food, consumer products and health and beauty items in Europe, Asia and Africa, by GPI Sweden Holdings AB, a Swedish limited liability company and indirect wholly-owned subsidiary of the Company (such acquisition, the “AR Acquisition”), and to pay related fees and expenses. The Company expects to use the proceeds from the offering of the Euro Notes to repay revolving borrowings outstanding under the Fourth Amended and Restated Credit Agreement, a portion of which was incurred to finance the AR Acquisition and to pay related fees and expenses, as well as to pay fees and expenses related to the offering announced herein. A copy of the press release announcing this matter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

(99.1)	Press Release dated November 9, 2021.

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING HOLDING COMPANY

(Registrant)

By:	/s/ Lauren S. Tashma
Lauren S. Tashma Executive Vice President, General Counsel and Secretary

Dated: November 9, 2021